Exhibit 11

                             COMPUTER TELEPHONE CORP
             STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS EXCEPT FOR PER SHARE DATA)





                                                               THREE MONTHS ENDED

                                                          June 30,                June 30,
                                                            1995                    1994
                                                          --------                --------
PRIMARY

Average shares outstanding                                       3,116                  2,499
Net effect of stock options, if dilutive,
   based on the treasury stock method
   using the average market price                                  307                    244
                                                         -------------          -------------
                                                         Total   3,423                  2,743

Net income                                               $         689          $         137
                                                         -------------          -------------

Net income p                                             $        0.20          $        0.05
                                                         -------------          -------------

FULLY DILUTED

Average shares outstanding                                       3,116                  2,499
Net effect of stock options, if dilutive,
   based on the treasury stock method
   using the period-end market price                               332                    263
                                                          ------------           ------------
                                                         Total   3,448                  2,762

Net income                                               $         689          $         137
                                                         -------------          -------------

Net income per share                                     $        0.20          $        0.05
                                                         -------------          -------------


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



                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.


                                                     COMPUTER TELEPHONE CORP.



Date:     July 28, 1995                              /S/  ROBERT FABBRICATORE
          --------------------------                 ---------------------------
                                                          Robert Fabbricatore
                                                          Chairman and President



Date:    July 28, 1995                               /S/  JOHN D. PITTENGER
          --------------------------                 ---------------------------
                                                          John D. Pittenger
                                                          Treasurer

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